                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (In thousands of dollars)

                                                                   YEAR-TO-DATE
                                                                 DECEMBER 31, 1993
                                                                 -----------------
Fixed Charges
  Interest expense.............................................           $ 85,237
  Interest related to ESOP (1).................................              2,611
  Capitalized interest.........................................                391
  Portion of rents deemed to be interest.......................             25,078
  Amortization of debt expense.................................                995
                                                                          --------
    Total Fixed Charges........................................           $114,312
                                                                          --------
                                                                          --------
Earnings
  Income from continuing operations before income taxes........           $301,717
  Fixed charges, less capitalized interest and interest related
   to ESOP.....................................................            111,310
  Amortization of capitalized interest.........................              5,369
  Distributed income from less than 50% owned unconsolidated
   affiliates..................................................                281
  Subtract: Equity loss from less than 50% owned unconsolidated
   affiliates..................................................              1,067
                                                                          --------
    Total Earnings.............................................           $419,744
                                                                          --------
                                                                          --------
Ratio of earnings to fixed charges.............................                3.7

- ------------------------
(1) The Company has guaranteed repayment of $24,200,000 of debt of the Employee Stock Ownership Plan and accordingly has included the related interest in fixed charges.

                                   EXHIBIT 12